GUARANTY OF PAYMENT JOINDER
This GUARANTY OF PAYMENT JOINDER (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Agreement”), is made as of the 14th day of March, 2025 by STANLEY M. PROCTOR COMPANY, LLC, an Ohio limited liability company (“New Guarantor”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent (the “Administrative Agent”), for the benefit of the Lenders (as hereinafter defined).
WHEREAS, APPLIED INDUSTRIAL TECHNOLOGIES, INC., an Ohio corporation (together with its successors and assigns, the “Borrower”), entered into that certain Credit Agreement, dated as of December 9, 2021, with the lenders from time to time party thereto (together with their respective successors and assigns, collectively, the “Lenders” and, individually, each a “Lender”) and the Administrative Agent (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, certain of the Borrower’s subsidiaries (such subsidiaries, collectively, “Guarantors” and, individually, each a “Guarantor”) entered into that certain Guaranty of Payment, dated as of December 9, 2021 (as the same may from time to time be amended, restated or otherwise modified, the “Guaranty of Payment”), pursuant to which Guarantors jointly and severally guaranteed the payment of the Obligations, as defined in the Guaranty of Payment;
WHEREAS, New Guarantor, a subsidiary of the Borrower, deems it to be in the direct pecuniary and business interests of New Guarantor that the Borrower continue to obtain from the Lenders the financial accommodations provided for in the Credit Agreement;
WHEREAS, New Guarantor understands that the Lenders are willing to continue to grant such financial accommodations only upon certain terms and conditions, one of which is that New Guarantor guaranty the payment of the Obligations, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to the Borrower by the Lenders, and for other valuable consideration;
WHEREAS, pursuant to Section 5.20 of the Credit Agreement and Section 25 of the Guaranty of Payment, New Guarantor has agreed that, effective on March 14, 2025 (the “Joinder Effective Date”), New Guarantor shall become a party to the Guaranty of Payment and shall become a “Guarantor” thereunder; and
WHEREAS, except as specifically defined herein, capitalized terms used herein that are defined in the Guaranty of Payment shall have their respective meanings ascribed to them in the Guaranty of Payment;
NOW, THEREFORE, in consideration of the benefits accruing to New Guarantor, the receipt and sufficiency of which are hereby acknowledged, New Guarantor hereby makes the following representations and warranties to the Administrative Agent and the Lenders, covenants to the Administrative Agent and the Lenders, and agrees with the Administrative Agent as follows:
Section 1.    Assumption and Joinder. On and after the Joinder Effective Date:
(a)New Guarantor hereby irrevocably and unconditionally assumes, agrees to be liable for, and agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a “Guarantor” under the Guaranty of Payment and all of the other Loan Documents (as defined in the Credit Agreement) applicable to it as a Guarantor under the Guaranty of Payment;
(b)New Guarantor shall become bound by all representations, warranties, covenants, provisions and conditions of the Guaranty of Payment and each other Loan Document applicable to it as a Guarantor under the Guaranty of Payment, as if New Guarantor had been the original party making such representations, warranties and covenants; and
(c)all references to the term “Guarantor” in the Guaranty of Payment or in any other Loan Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, New Guarantor.
Section 2.    Guaranty of the Obligations. New Guarantor hereby absolutely and unconditionally guarantees (as a guaranty of payment and not merely a guaranty of collection) the prompt payment in full of all of the Obligations as and when the respective parts thereof become due and payable, whether at scheduled maturity, by acceleration or otherwise.
Section 3.    Representations and Warranties of New Guarantor. New Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:
(a)    New Guarantor has the requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder and under the Guaranty of Payment and any other Loan Document to which it is a party. The execution, delivery and performance of this Agreement by New Guarantor and the performance of its obligations under this Agreement, the Guaranty of Payment, and any other Loan Document have been duly authorized by the governing body of New Guarantor and no other limited liability company proceedings on the part of New Guarantor are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement, the Guaranty of Payment or any other Loan Document. This Agreement has been duly executed and delivered by New Guarantor. This Agreement, the Guaranty of Payment and each Loan Document constitutes the legal, valid and binding obligation of New Guarantor enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

(b)    Each of the representations and warranties set forth in the Guaranty of Payment are true and correct in all material respects on as and as of the date hereof as such representations and warranties apply to New Guarantor (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.
Section 4.    Further Assurances. At any time and from time to time, upon the
Administrative Agent’s request and at the sole expense of New Guarantor, New Guarantor will promptly and duly execute and deliver to the Administrative Agent any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary or appropriate to effect the purposes of this Agreement, the Guaranty of Payment or the Credit Agreement.
Section 5.    Notice. All notices, requests, demands and other communications to New
Guarantor provided for under the Guaranty of Payment and any other Loan Document shall be addressed to New Guarantor at the address specified on the signature page of this Agreement, or at such other address as shall be designated by New Guarantor in a written notice to the Administrative Agent and the Lenders.
Section 6.    Binding Nature of Agreement. All provisions of the Guaranty of Payment and the other Loan Documents shall remain in full force and effect and be unaffected hereby. This Agreement is a Related Writing as defined in the Credit Agreement. This Agreement shall be binding upon New Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors and permitted assigns.
Section 7.    Miscellaneous. This Agreement may be executed by facsimile or other electronic signature, which, when so executed and delivered, shall be deemed to be an original.
Section 8.    Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Ohio, without regard to principles of conflicts of laws.
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4913-7734-6586.2

JURY TRIAL WAIVER. NEW GUARANTOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG NEW GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER. NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.
IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty of Payment Joinder as of the date first written above.

Address:	One Applied Plaza	STANLEY M. PROCTOR COMPANY, LLC
Cleveland, Ohio 44115
		By:	/s/ Jon S. Ploetz
	Attention: Chief Financial Officer		Jon S. Ploetz
Vice President - General Counsel & Secretary

Signature Page to
Guaranty of Payment Joinder